CHECKPOINT SYSTEMS, INC.
                                 PROXY STATEMENT

                                     [LOGO]




                          1999 NOTICE OF ANNUAL MEETING

 [LOGO]                                                 CHECKPOINT SYSTEMS, INC.
                                                        101 Wolf Drive
                                                        P.O. Box 188
                                                        Thorofare, NJ  08086







                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




The Annual Meeting of Shareholders of Checkpoint Systems, Inc. will be held on Wednesday, May 5, 1999, at 10:00 a.m., at the DoubleTree Hotel, Broad and Locust Streets, Philadelphia, Pennsylvania for the following purposes:

      1. To elect two directors for a three-year term; and

      2. To transact such other business as may properly come before the Meeting.

A complete list of Shareholders will be available at the Company's corporate offices noted above, prior to the meeting. Shareholders owning Company shares at the close of business on March 15, 1999 are entitled to receive notice of the Meeting and to vote at the Meeting or any adjournments that may take place.

You are cordially invited to attend the Meeting in person. If you are unable to attend in person, the Board of Directors urges you to sign, date and return the enclosed proxy card promptly.

This Proxy Statement, proxy card and Checkpoint's 1998 Annual Report are being mailed to shareholders on or about March 29, 1999.




                       By Order of the Board of Directors




                                 NEIL D. AUSTIN
                         VICE PRESIDENT, GENERAL COUNSEL
                             AND CORPORATE SECRETARY
                                 MARCH 29, 1999

                              QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------
1.   Q:   ON WHAT AM I VOTING?
     A: You are being asked to vote on the election of two directors (David W. Clark, Jr. and Elisa Margaona).
--------------------------------------------------------------------------------
2.   Q.   WHO IS ENTITLED TO VOTE?
     A.   Shareholders as of the close of business on March 15, 1999 (the Record
          Date) are entitled to vote at the Annual Meeting.
--------------------------------------------------------------------------------
3.   Q.   WHO CAN ATTEND THE ANNUAL MEETING?
     A.   All Shareholders, as of the Record Date on March 15, 1999 can attend.
--------------------------------------------------------------------------------
4.   Q.   HOW DO I VOTE?
     A.   You May Vote By Mail.
          You do this by signing each proxy card you receive and returning your proxy card(s) in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors.

          You May Vote in Person at the Meeting.
          Ballots will be passed out at the Meeting to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker, and bring it with you to the meeting, in order to vote at the Meeting.

          You May Vote by Telephone.
          Shareholders may vote by telephone. To do this follow the instructions entitled "Vote by Telephone" that came with this Proxy Statement. The telephone voting procedure is designed to verify shareholders through the use of a Control Number that is provided on each proxy card. If you vote by telephone, you do not have to mail in your proxy card.

          You May Vote on the Internet.
          Shareholders may vote on the Internet. To do this follow the instructions entitled "Vote by Internet" that came with your proxy statement. If you vote by Internet, you do not have to mail in your proxy card.
--------------------------------------------------------------------------------
5.   Q.   CAN I CHANGE MY VOTE?
     A. You can revoke your proxy and change your vote at any time before the polls close at the meeting. To do this:
          o Sign another proxy with a later date; or
          o Vote by telephone or on the Internet at a later date. (Your latest telephone or Internet proxy will be counted and all earlier votes will be disregarded); or
          o Notify the Secretary of Checkpoint in writing and vote in person at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.
          However, once the voting on a particular matter is completed at the Meeting, you will not be able to revoke your proxy or change your vote as to any matters on which voting has been completed.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
6.   Q.   WHAT CONSTITUTES A QUORUM?
     A. A quorum is present at the meeting when shareholders of record owning a majority of the outstanding shares are present. Shareholders may be present at the meeting in person or represented by proxy. As of the Record Date, March 15, 1999, 30,126,884 shares of common stock were issued and outstanding. Every shareholder of common stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in the election of directors. There is no other class of voting securities outstanding.

          There must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. A WITHHELD vote is the same as an abstention. Similarly, if a broker fails to vote shares with respect to which it has discretionary authority ("broker non-votes"), the shares will still be counted as present for quorum purposes.

          The affirmation vote of a majority of the votes which all shareholders present are entitled to cast is required to approve any proposal. For voting purposes, only shares voted FOR the adoption of a proposal or the election of directors will be counted as voting in favor in determining whether a proposal is approved or a director is elected. As a consequence abstentions, broker non-votes and WITHHELD votes will all have the same effect as a vote against the adoption of a proposal or the election of a director.
--------------------------------------------------------------------------------
7.   Q.   WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?
     A. If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

          Under the New York Stock Exchange Rules, brokerage firms have authority to vote customers' unvoted shares on certain "routine" matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either:
          o Vote your shares on routine matters, or
          o Leave your shares unvoted.
          When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote customers' shares on non-routine matters. You may have granted your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending upon the terms of the agreement you have with your stockbroker.
--------------------------------------------------------------------------------
8.   Q.   WHAT IF I RECEIVE MORE THAN ONE PROXY CARD?
     A. This means that you have various accounts that are registered differently with the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all your shares are voted.
--------------------------------------------------------------------------------
9.   Q.   WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING DUE?
     A. In order for Shareholder proposals to be considered for inclusion in the Company's proxy materials for the next Annual Meeting of Shareholders, proposals must be submitted in writing and received by the Company no later than December 7, 1999.
--------------------------------------------------------------------------------
10.  Q.   WHO ARE THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS?
     A. PricewaterhouseCoopers LLP, the Company's independent certified public accountants for the fiscal year 1998, have been selected to continue for the fiscal year 1999. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he/she desires to do so. The representative is also expected to be available to respond to appropriate questions from shareholders.
--------------------------------------------------------------------------------

                            PROPOSALS TO BE VOTED ON





1.   ELECTION OF DIRECTORS

     Nominees for re-election this year are:

        o David W. Clark, Jr.

        o Elisa Margaona

     Each has consented to serve a three-year term.

     THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.

     UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES WHICH YOU OWN WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES.

2.   OTHER BUSINESS

     The Board knows of no other business for consideration at the meeting. If any matters, not specifically set forth on the proxy card and in this Proxy Statement properly come before the Meeting, the persons named in the enclosed proxy, will vote or otherwise act, on your behalf in accordance with their reasonable business judgment on such matters.



                                     GENERAL

This Proxy Statement is furnished by Checkpoint and the proxy card enclosed is being solicited by the Board of Directors of Checkpoint for use at the 1999 Annual Meeting of Shareholders.

                             THE BOARD OF DIRECTORS


At the Meeting, the Shareholders will elect two Class II directors to hold office until the 2002 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors expiring in each year. The term of the Company's three Class II directors, Robert O. Aders, David W. Clark, Jr., and Elisa Margaona will expire at the Meeting. Pursuant to the Company's Amended and Restated By-Laws, a Director reaching age 70 is no longer qualified to stand for re-election; therefore, Mr. Aders will not stand for re-election. No successor is being named at this time.

The Board of Directors has nominated David W. Clark, Jr. and Elisa Margaona for election at the Meeting as the Company's Class II directors and Mr. Clark and Ms. Margaona have indicated their willingness to continue to serve as directors. If a nominee, at the time of his election, is unable or unwilling to serve, and as a result a substitute nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretionary authority to vote or to refrain from voting for the substitute nominee in accordance with their reasonable business judgment. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of Mr. Clark and Ms. Margaona. The Board of Directors recommends a vote "FOR" the election of these nominees

The nominees for election as the Class II directors and the directors whose terms of office will continue after the Meeting, together with certain information about them, are as follows:


ROGER D. BLACKWELL
Director Since 1990
Term Expires 2001
Age 59

For more than the past five years, Dr. Blackwell has been a professor of marketing at Ohio State University and President of Roger Blackwell Associates, Inc., a consulting firm and a member of the Board of Directors of Max & Erma's, Restaurants, Inc. In February 1992, Dr. Blackwell became a member of the Board of Directors of Worthington Foods, Inc. Dr. Blackwell joined the Board of Directors of Intimate Brands, Inc. in 1995. In 1996, Dr. Blackwell became a director of Airnet Systems and Applied Industrial Technologies. Dr. Blackwell also serves as a Trustee of Flex-Funds.


RICHARD J. CENSITS
Director Since 1985
Term Expires 2001
Age 61

Mr. Censits is currently a business consultant. Mr. Censits was Chief Executive Officer and a member of the Board of Directors of MedQuist, Inc. (formerly Summit Health Group, Inc.) from 1987 until 1995, and Chairman from 1992 to 1995. Mr. Censits is currently a director of

MedQuist, Inc. MedQuist provides electronic transcription information services to the health care industry nationwide. Mr. Censits was a director of EnergyNorth, Inc. from 1993 until February 1998, and is a Trustee of the University of Pennsylvania.


DAVID W. CLARK, JR.
Director Since 1982
Term Expires 1999
Age 61

Mr. Clark has been Chairman of the Board since February 1999. Mr. Clark has been a managing director of Pryor & Clark, a company engaged in investments, since June 1992. He served as President and Chief Operating Officer of Corcap, Inc. ("Corcap"), a company engaged in the manufacture of elastomer materials and components, from July 1988 through June 1992. From October 1985 to July 1988, Mr. Clark was the President and Chief Operating Officer of Lydall, Inc. ("Lydall"), a diversified manufacturing concern which manufactures industrial materials and components. Mr. Clark is a director of Acme United Corp., Corcap, CompuDyne Corporation and SS&C Technologies, Inc.


KEVIN P. DOWD
Director Since 1995
Term Expires 2000
Age 50

Mr. Dowd has been President of the Company since August 1993, and was named Chief Executive Officer and a Director of the Company in January 1995. Mr. Dowd was also Chief Operating Officer from August 1993 to April 1997. Mr. Dowd was Executive Vice President of the Company from May 1992 to August 1993. Mr. Dowd was Executive Vice President -- Marketing, Sales and Service from April 1989 to May 1992 and Vice President of Sales from August 1988 to April 1989. Mr. Dowd is a director of MAB Paints, Inc., C&D Technologies, Inc., and Holy Redeemer Health System, Inc. a not for profit organization.


ALAN R. HIRSIG
Director Since 1998
Term Expires 2001
Age 59

Mr. Hirsig is currently a business consultant. Mr. Hirsig was Chief Executive Officer of ARCO Chemical Company. He had been President and Chief Executive Officer of ARCO Chemical Company from 1991 until his retirement in July 1998. Mr. Hirsig is a member of the Board of Directors of Hercules, Inc. and Philadelphia Suburban Corporation. He is also Chairman of the PRIME Advisory Board and a member of the Boards of the Curtis Institute of Music, Bryn Mawr College, YMCA of Philadelphia and Vicinity and Rosenbach Museum and Library.

WILLIAM P. LYONS, JR.
Director Since 1998
Term Expires 2001
Age 58

Mr. Lyons is a founding Managing Partner of Madison Partners, LLC, an investment firm and currently serves as a Director of Keystone Consolidated Industries, Inc. From 1995 to February 1998, Mr. Lyons was Chairman of the Board of Holmes Protection Group, Inc. an electronic security systems and monitoring company. Since 1993, Mr. Lyons has served as Chairman of the Board of JVL Corp., now an investment firm, but formerly a generic pharmaceutical manufacturer.


ELISA MARGAONA
Director Since 1996
Term Expires 1999
Age 69

Dr. Margaona has been President and Chief Executive Officer of the Institute of Higher Studies and Research since 1982, President of MARESA since 1981 and President of the Certification Program for Retailing Managers since 1993. Dr. Margaona was founding President and Chief Executive Officer of ANTAD, National Retailers Association of Mexico from 1983 to 1990 and a director from 1990 to 1994; founding President of ALAS, Latin American Association of Supermarkets from 1986 to 1990; and an advisor to Food Marketing Institute International Advisory Board from 1993 to 1995. Dr. Margaona was appointed World Area Chair of the International Council of Psychologists in 1996 and a board member of Catalina Marketing de Mexico in the same year.


RAYMOND R. MARTINO
Director Since 1996
Term Expires 2000
Age 61

Mr. Martino has been Vice Chairman of and a consultant to Symbol Technologies, Inc. since October 1994 and was President of that Company from 1983 until October 1994.


ALBERT E. WOLF
Director Since 1969
Term Expires 2000
Age 69

Mr. Wolf was Chairman of the Board from April 1986 until February 1999 and Chairman of the Executive Committee from October 1994 to February 1999. Mr. Wolf served as Chief Executive Officer of the Company from April 1972 to December 1994, President of the Company from July 1977 to April 1986 and from July 1991 through August 1993, and a director of the Company since July 1969. Mr. Wolf is a director of Lydall, Inc.

                          BOARD AND COMMITTEE MEETINGS


The Board held 4 regular and 2 special meetings in 1998. Each director attended at least 75% of all Board and applicable committee meetings during 1998. The following table describes the Board's committees:

-------------------------------------------------------------------------------------------------------------------
       Name of Committee                                                                       Number of
          and Members                       Functions of the Committee                     Meetings in 1998
-------------------------------------------------------------------------------------------------------------------
  AUDIT                           Reviews the scope and results of                                 2
  Roger D. Blackwell              annual audit and questions of
  Richard J. Censits*             accounting and  tax policy and the
  David W. Clark, Jr.             adequacy of internal controls, and
                                  makes recommendations for the
                                  selection of the Company's
                                  independent certified public accountants.
-------------------------------------------------------------------------------------------------------------------
  EXECUTIVE                       Considers various matter as delegated                            4
  Richard J. Censits              by the full Board from time to time
  David W. Clark, Jr.*            including strategic financing alternatives,
  William P. Lyons, Jr.           acquisitions and long range goals and
  Albert E. Wolf                  planning of the Company.
-------------------------------------------------------------------------------------------------------------------
  STOCK OPTION                    Acts at various times during the year to                   Various Times
  AND COMPENSATION                approve salaries and benefits and                           During the
  Robert O. Aders*                compensation arrangements for the                              Year
  Roger D. Blackwell              Company's officers and to grant
  Raymond R. Martino              stock options.
-------------------------------------------------------------------------------------------------------------------

* Chairperson for 1998.

In February 1999, the Board of Directors elected Richard J. Censits, David W. Clark, Jr., and William P. Lyons as members of the Executive Committee of the Board of Directors. At that meeting Mr. Lyons was elected Chairman of the Executive Committee and Mr. Clark was elected Chairman of the Board of Directors.


                               BOARD COMPENSATION

--------------------------------------------------------------------------------
Type of Compensation                                 Cash
--------------------------------------------------------------------------------
Annual Retainer                                     $4,000
--------------------------------------------------------------------------------
Board Attendance Fee (per meeting)                  $2,000
--------------------------------------------------------------------------------
Committee Attendance Fee (per meeting)*             $1,000
--------------------------------------------------------------------------------

* Non-Employee directors are not compensated for attendance fees if a committee meets on a day when a board meeting is taking place.

Employee directors do not receive additional compensation, other than their normal salary, for their service as a director.

Non-Employee directors receive reimbursement of out-of-pocket expenses for attending Board and committee meetings.


                     OPTION AWARDS TO NON-EMPLOYEE DIRECTORS

Non-employee directors are entitled to receive non-incentive stock options to purchase Checkpoint common stock under the Stock Option Plan (1992), but no director may be awarded Options for an aggregate of more than 10% of the Option or Options under the Stock Option Plan. Effective with the 1997 Shareholders' Meeting each non-employee director is to receive, upon his initial election as a director, and upon his subsequent re-election as a director, non-incentive stock options for 10,000 shares.

In February 1999 the Board of Directors approved (with the members of the Executive Committee abstaining) the grant of stock performance warrants to purchase 50,000 shares of Checkpoint common stock, at an exercise price of $8.28 per share, to each member of the Executive Committee (Messrs. Censits, Clark and Lyons) for future services related to participation on the Executive Committee of the Board.


                                OTHER AGREEMENTS

Effective January 1, 1995, the Company entered into an agreement with Mr. Wolf. As compensation, Mr. Wolf will receive $530,014 per year for five years, of which $255,014 will be deferred annually. In addition, the Company paid the sum of $125,000 in five equal installments of $25,000 each beginning January 1, 1995 to Mr. Wolf for his agreement not to compete.

                             PRINCIPAL SHAREHOLDERS


Owners of More Than 5%

The following table sets forth certain information respecting the holdings of the parties who were known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company as of March 15, 1999. The parties named below have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, except where otherwise indicated.

-------------------------------------------------------------------------------------------------------------------
             Name and Address of                      Amount and Nature of                  Percent of
              Beneficial Owner                        Beneficial Ownership               Common Stock (1)
-------------------------------------------------------------------------------------------------------------------
   Crabbe Huson Group, Inc.(1)                            2,621,076                             8.39%
   121 SW Morrison, Suite 1400
   Portland, Oregon 97204
-------------------------------------------------------------------------------------------------------------------
   Westport Asset Management, Inc. (1)                    2,320,300                             7.43%
   253 Riverside Avenue
   Westport, Connecticut 06880
-------------------------------------------------------------------------------------------------------------------
   Merrill Lynch, & Co., Inc. (1)                         2,242,156                              7.1%
   250 Vesey Street
   World Financial Center N. Tower
   New York, NY 10381
-------------------------------------------------------------------------------------------------------------------
   Albert E. Wolf                                         1,511,700                              5.0%
-------------------------------------------------------------------------------------------------------------------

(1) As reported on Schedules 13G filed with the Securities and Exchange Commission ("SEC") on: (i) February 12, 1999 in the case of Crabbe Huson Group, Inc.; (ii) February 16, 1999 in the case of Westport Asset Management, Inc.; and (iii) February 4, 1999 in the case of Merrill Lynch & Co., Inc.

                        SECURITY OWNERSHIP OF MANAGEMENT

This table shows the number of shares of Checkpoint Common Stock owned by each director, the Company's Chief Executive Officer and the four other most highly compensated executive officers and other executive officers as of March 15, 1999. Each person named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise stated.


-----------------------------------------------------------------------------
Name and Address of                Amount and Nature of           Percent of
 Beneficial Owner                Beneficial Ownership (1)        Common Stock
-----------------------------------------------------------------------------
Roger D. Blackwell                       113,556 (2)                   .38%
Richard J. Censits                        35,000 (3)                   .12%
David W. Clark, Jr.                      134,000 (4)                   .44%
Alan R. Hirsig                            10,000 (5)                   .03%
William P. Lyons, Jr.                     83,200 (6)                   .28%
Elisa Margaona                             4,791 (7)                   .02%
Raymond R. Martino                        34,519 (8)                   .11%
Albert E. Wolf                         1,511,700 (9)                  5.00%
Kevin P. Dowd                            475,721(10)                  1.58%
William J. Reilly, Jr.                   189,687(11)                   .63%
Michael E. Smith                         165,624(12)                   .55%
Luis A. Aguilera                         290,000(13)                   .96%
All Directors and                      3,160,647(14)                  9.93%
Officers as a Group
(15 persons)
-----------------------------------------------------------------------------

 (1) Unissued shares subject to options exercisable within 60 days of March 15, 1999 are deemed to be outstanding for the purpose of calculating the percent of Common Stock beneficially owned.

 (2) Includes 103,356 Options and 200 shares purchased on behalf of Dr. Blackwell as sole trustee under the Roger D. Blackwell Pension Plan.

 (3) Includes 10,000 Options.

 (4) Includes 69,356 Options.

 (5) Consists of 10,000 Options.

 (6) Includes 10,000 Options and 40,000 shares purchased by JVL Corporation, a corporation that is wholly owned by Mr. Lyons, and 18,000 shares purchased on behalf of Mr. Lyons under an IRA account.

 (7) Includes 4,519 Options.

 (8) Includes 14,519 Options.

 (9) Includes 459,356 Options; 116,306 shares held in trust for Mr. Wolf in accordance with the Will of his late father, as to which Mr. Wolf is both a Trustee and income beneficiary and has sole voting power; and 99,688 shares in held trust for Mr. Wolf's children as to which Mr. Wolf's children are principal beneficiaries and Mr. Wolf is income beneficiary.

(10) Includes 450,000 Options and 25,721 shares owned by Mr. Dowd, 5,721 shares of which are held by the custodian of the Company's Employees' Stock Purchase Plan ("ESPP").

(11) Includes 180,000 Options and 9,687 shares owned by Mr. Reilly, 5,287 shares of which are held by the custodian of the ESPP.

(12) Includes 160,000 Options and 5,624 shares that are held by the custodian of the ESPP.

(13) Includes 240,000 Options.

(14) See footnotes 1-12 above. Total shown includes 21,686 shares held by the custodian of the ESPP.

                             EXECUTIVE COMPENSATION

Cash, Bonus and Deferred Compensation

This table shows for the last three fiscal years, compensation information for the Company's Chief Executive Officer and the named executive officers as required under the rules of the SEC.

                           Summary Compensation Table

-------------------------------------------------------------------------------------------------------------------
                                                            Annual                               Long Term
                                                         Compensation                          Compensation
-------------------------------------------------------------------------------------------------------------------
                                                            Salary             Bonus           Stock Options
   Name and Principal Position             Year             ($) (1)             ($)                 (2)
-------------------------------------------------------------------------------------------------------------------
   Kevin P. Dowd                           1998             427,341              0                100,000
   President, Chief Executive              1997             387,787              0                200,000
   Officer and Director                    1996             374,980              0                 50,000
-------------------------------------------------------------------------------------------------------------------
   Albert E. Wolf (3)                      1998             324,000              0                      0
                                           1997             324,000              0                      0
                                           1996             314,300              0                      0
-------------------------------------------------------------------------------------------------------------------
   Steven G. Selfridge (4)                 1998             262,554              0                      0
   Former Executive Vice President         1997             244,939              0                100,000
   and Chief Operating Officer             1996             237,028              0                 30,000
-------------------------------------------------------------------------------------------------------------------
   William J. Reilly, Jr.                  1998             260,230              0                 75,000
   Executive Vice President                1997             233,392              0                100,000
                                           1996             217,801              0                 30,000
-------------------------------------------------------------------------------------------------------------------
   Michael E. Smith                        1998             239,793              0                 75,000
   Executive Vice President                1997             221,101              0                100,000
                                           1996             213,916              0                 30,000
-------------------------------------------------------------------------------------------------------------------
   Luis A. Aguilera                        1998             210,010              0                 15,000
   Senior Vice President,                  1997             194,079              0                100,000
   Manufacturing                           1996             194,079              0                 30,000
-------------------------------------------------------------------------------------------------------------------

(1)  Amounts shown in the "Salary" column include payments under the:

     o Company's Executive Supplemental Plan, a plan adopted in 1991 for those of its highly compensated officers whose participation in the Company's 401(K) savings plans may be limited by applicable Internal Revenue Service regulations;
     o Checkpoint Systems, Inc. Employee Stock Purchase Plan;
     o Checkpoint Systems of Puerto Rico, Inc. Employee Savings Plan, but only as to Mr. Aguilera. Mr. Aguilera does not participate in either the Company's Employee Stock Purchase Plan or the Executive Supplemental Plan.

(2) Options reflected in the "Awards/Stock Options" column reflect grants of options to purchase the Company's Common Stock under the Company's Stock Option Plan (1992), described under the caption "Compensation and Stock Option Committee Report on Executive Compensation."

(3) Beginning in 1995 Mr. Wolf ceased participating in the Executive Supplemental Plan and the Employee Stock Purchase Plan. The salary reflected above does not include $255,014 which is deferred annually.

(4) Mr. Selfridge ceased being an employee of Checkpoint in August, 1998 and amounts shown in the "Salary" column include certain payments related to a negotiated severance agreement dated August, 1998.

The table above does not include columns for Restricted Stock Awards, Long-Term Incentive Plan Payouts, Other Annual Compensation and All Other Compensation. Checkpoint had no amounts to report in the columns for Restricted Stock Awards and Long-Term Incentive Plan Payouts. The amount of Other Annual Compensation paid to the named executive officers was in each case for perquisites which are not reportable since they did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for each named executive officer. Amounts reportable as All Other Compensation are reported in the "Salary" column.


Stock Option Awards in 1998

The table below shows stock option grants to the Company's Chief Executive Officer and named executive officers in 1998.

                        Option Grants in Last Fiscal Year

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Potential Realizable
                             Number of                                                                Value at Assumed
                            Securities         % of Total                                          Annual Rates of Stock
                            Underlying       Options/SAR's                                          Price Appreciation
                           Options/SAR's       Granted to       Exercise of                         For Option Term (2) (3)
                             Granted          Employees in       Base Price      Expiration        -----------------------
       Name                   (#) (1)          Fiscal Year       ($/Share)           Date            5%($)         10%($)
----------------------------------------------------------------------------------------------------------------------------------

  Kevin P. Dowd              100,000            12.6904            11.00           04/23/09         735,910       1,891,983
----------------------------------------------------------------------------------------------------------------------------------
  Albert E. Wolf                   0                  0                0                 --               0               0
----------------------------------------------------------------------------------------------------------------------------------
  Steven G. Selfridge              0                  0                0                 --               0               0
----------------------------------------------------------------------------------------------------------------------------------
  William J. Reilly, Jr.      75,000             9.5178            11.00           04/23/09         551,932       1,418,988
----------------------------------------------------------------------------------------------------------------------------------
  Michael E. Smith            75,000             9.5178            11.00           04/23/09         551,932       1,418,988
----------------------------------------------------------------------------------------------------------------------------------
  Luis A. Aguilera             5,000             0.6345            11.00           10/23/08          34,589          87,656
                              10,000             1.2690            11.00           04/23/09          73,591         189,198
----------------------------------------------------------------------------------------------------------------------------------


(1) The top figure, where applicable, reflects an incentive stock option and the bottom figure(s) reflects a non-incentive stock option. Only Mr. Aguilera received an incentive stock option in 1998. Under the Checkpoint Systems, Inc. Stock Option Plan (1992) options granted prior to July 23, 1997 are exercisable immediately (subject to a six-month holding requirement in the case of management subject to Section 16 of the Securities Exchange Act of 1934). The term of the incentive stock options is ten years and the term for non-incentive stock options is ten years and six months. In July 1997, the Compensation and Stock Option Committee declared that all options issued under the Company's Stock Option Plan
     (1992) on or after July 23, 1997 to persons with the title of vice president or above were to vest over a period of three years at a rate of 33% per year. Options issued to persons with a title other than vice president or above are to vest over a period of two years at a rate of 34% upon the first anniversary of the grant, 33% upon 18 months after the anniversary date; and 33% upon the second anniversary date.

(2) Represents a gain that would be realized assuming the options were held until expiration and the stock price increased at compounded rates of 5% and 10% from the base price per share.

(3) The dollar amounts under these columns use the 5% and 10% rates of appreciation required by the Securities and Exchange Commission. This presentation is not intended to forecast possible future appreciation of the Company's Common Stock.

Option Exercises and Fiscal Year-End Option Values

The table below shows stock option exercises and the value of unexercised stock options held by the Company's Chief Executive Officer and the named executive officers.

   Aggregated Option Exercises in 1998 and Fiscal Year-End Option Values

-------------------------------------------------------------------------------------------------------------------
                                                                         Number of
                                                                        Securities              Value of
                                                                        Underlying             Unexercised
                                                                        Unexercised           In-the-Money
                                                                       Options/SAR's          Options/SAR's
                                                                      At FY-End(#)(2)        At FY-End($)(3)
                             Shares Acquired on         Value          Exercisable/           Exercisable/
          Name                  Exercise (#)           ($)(1)          Unexercisable          Unexercisable
-------------------------------------------------------------------------------------------------------------------
   Kevin P. Dowd                     0                   0             450,000/200,000        575,010/46,880
-------------------------------------------------------------------------------------------------------------------
   Albert E. Wolf                    0                   0                   459,356/0           3,115,691/0
-------------------------------------------------------------------------------------------------------------------
   Steven G. Selfridge               0                   0                   270,000/0              91,950/0
-------------------------------------------------------------------------------------------------------------------
   William J. Reilly, Jr.            0                   0             180,000/125,000         38,439/35,160
-------------------------------------------------------------------------------------------------------------------
   Michael E. Smith                  0                   0             160,000/125,000         12,813/35,160
-------------------------------------------------------------------------------------------------------------------
   Luis A. Aguilera                  0                   0              240,000/65,000         256,400/7,050
-------------------------------------------------------------------------------------------------------------------


(1) Represents the difference between the fair market value of the shares at the date of exercise and the exercise price multiplied by the number of shares acquired.

(2) The first number represents the number of exercisable but unexercised options; the second number represents the number of unexercisable options.

(3) The first number represents the value based on the stock price at fiscal year-end of exercisable but unexercised options; the second number represents the value of unexercisable options.

                              Employment Agreements

In July, 1997, the Company renewed and amended the original Employment Agreements of Messrs. Aguilera, Reilly and Smith for an additional term of two years, terminating July 1999. The Agreements state that upon termination of employment, in certain circumstances, the executive would be entitled to severance pay plus health insurance benefits during such period. If a change-of-control of the Company should take place, as defined in the Agreement and the Agreement is not assumed, or if the responsibilities of the executive should change, the executive could receive severance payments under the Agreement.


In July 1998, the Company entered into an Employment Agreement with Mr. Dowd, who is also a Director of the Company. Mr. Dowd's agreement states that should employment terminate, in certain circumstances, Mr. Dowd would be entitled to severance pay of twenty-four months of base salary. Should a change-in-control of the Company take place, as defined in the Agreement and the Agreement is not assumed, or if the responsibilities of Mr. Dowd should change, in conjunction with a change-of-control then he could receive severance payments under the Agreement of thirty-six months of base salary.

Each Agreement provides for a two year non-compete period by the executive beginning on the date of termination of employment from the Company.

               COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

The Compensation and Stock Option Committee of the Board of Directors has furnished the following report on executive compensation:

General


   Under the supervision of the Compensation and Stock Option Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning the financial interests of the Company's senior management with those of its shareholders. In furtherance of these goals, and because the Committee believes that it is appropriate that senior management have a greater portion of their compensation at risk than other employees, annual cash base salaries of senior management are generally set somewhat below what the Committee (based on a review of various analytical data secured from outside consultants) believes to be salary levels paid to senior management of similar sized companies with comparable responsibilities. Annual base salary and longer term incentive compensation provide an important incentive in attracting and retaining corporate officers and other key employees and motivating them to perform to the full extent of their abilities in the best long-term interests of the shareholders. Both types of compensation are variable and are closely tied to the Company's performance in a manner that encourages a sharp and continuing focus on building revenue growth, long-term profitability and shareholder value.

   In the early part of each fiscal year, the Committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, an annual compensation plan for each of the Company's senior executives (other than the Chief Executive Officer). This salary plan is developed by the Company's human resources staff based on a review of industry, peer group and national surveys of compensation levels, historical compensation policies of the Company, and, to a large extent, subjective judgments of the Committee relating to the past and expected future contributions, level of experience, leadership abilities and overall performance. In addition, the Committee is advised, from time to time upon request, by independent compensation consultants concerning compensation competitiveness.

The Committee also reviews and fixes the base salary of the Chief Executive Officer based on a review of similar data and the Committee's subjective assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses. For 1998, Mr. Dowd's compensation was formulated by the Committee based on these factors and that continued advancements in technology and market penetration would be required in 1998 for the long-term benefit of the Company. Mr. Dowd's salary and incentive program was approved by unanimous vote of the Board of Directors (with Mr. Dowd abstaining). Mr. Dowd's base salary for the fiscal year 1998 was set at $373,000. Mr. Dowd was given the right to participate in the 1998 Bonus Plan (see below). Mr. Dowd's targeted percentage was 160% and adjusted based on earnings per share growth. Mr. Dowd did not receive a payment under the 1998 Bonus Plan for the fiscal year 1998.

While the targeted earnings per share growth plan was not achieved for 1998, the Company did achieve increased market share in a variety of market segments combined with substantial advancement in the development of new product offerings. The Committee considered these factors, among others, and set Mr. Dowd's base salary for 1999 at $400,000. Mr. Dowd was also given the right to participate in the 1999 Bonus Plan, which is substantially similar to the 1998 Bonus Plan.

Long Term Compensation

     In addition to salary, senior management of the Company has the potential to receive additional compensation from one of three possible sources: the Company's 1998 Bonus Plan, discretionary management bonuses and the Stock Option Plan.

     For 1998 the Board of Directors approved the 1998 Bonus Plan. The 1998 Bonus Plan provides for a Bonus Pool to be formed when earnings per share ("EPS") increases over a defined target. The Bonus Pool is then apportioned among four (4) groups of employees; corporate officers; vice presidents, middle management and front line employees. Each group has a targeted bonus percentage assigned which is adjusted, depending on the percentage increase or decrease over the targeted EPS growth. Other than for Messrs. Aguilera, Dowd, Reilly, and Smith, whose bonuses are determined solely on the basis of financial performance of the Company, all participants will have a percentage of their bonuses determined by individual performance. No Bonus Pool will be formed unless 1998 EPS attains a specified level. The specified minimum target for EPS was not attained for the fiscal year 1998 and therefore no bonuses were paid. No discretionary bonuses were paid for the fiscal year 1998.

     In order to provide incentives to employees over the longer term, the Company maintains the Stock Option Plan (1992) ("Stock Option Plan"). At various times during the year, the Committee grants options to purchase the Company's Common Stock under the Stock Option Plan. Under the Stock Option Plan, as approved by the Shareholders at the 1997 Annual Meeting of Shareholders, the Committee has the authority to grant both incentive and non-incentive options to purchase the Company's Common Stock at an exercise price of at least 100% of the fair market value on the date of grant. All employees of the Company and its affiliates are eligible to receive awards of options thereunder; non-employee directors may only receive non-incentive options as set forth in the Stock Option Plan. The maximum number of shares available for option under the Plan from its inception is 12,000,000; 2,190,414 remain available for grant thereunder as of March 15, 1999. The Committee believes that the Stock Option Plan has been well received by employees and directors as a way to attract and retain quality management and encourage them to strive for the long-term success of the Company.

     Stock option awards under the Stock Option Plan typically are granted annually. In fixing the grants of stock options to the individual senior management group during 1998, including the Named Executive Officers other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer the recommended individual awards, taking into account such facts and subjective issues such as the respective scope of accountability, strategic and operational goals, performance requirements and anticipated contributions of each of the senior management group and information on previous awards under the Stock Option Plan. Any awards to the Chief Executive Officer are fixed separately by the Committee and are based, among other things, upon a subjective review of competitive compensation data from several surveys, data from selected peer companies, information regarding his total compensation and historical information regarding his long-term compensation awards as well as the Committee's subjective evaluation of his past and expected future contributions to the Company's achievement of long-term performance goals, including revenue and earnings growth.

     The Committee believes that its past grants of options and the Bonus Plan have successfully focused the Company's senior management on building profitability and shareholder value.

                                              The foregoing report submitted by:




                                              Robert O. Aders
                                              Roger D. Blackwell
                                              Raymond R. Martino





                             STOCK PERFORMANCE GRAPH

The following graph assumes the investment of $100 in Checkpoint Systems, Inc. Common Stock on December 23, 1993, the Center for Research in Security Prices Index ("CRSP Index") for NYSE/AMEX/NASDAQ Stock market, and the CRSP Index for NYSE/AMEX/NASDAQ Electronic Components and Accessories.

                                   [GRAPHIC]


In the printed version of the document, a line graph appears which depicts the following plot points:


-------------------------------------------------------------------------------------------------------------------
                                                                                        NYSE/AMEX/NASDAQ
                                                      NYSE/AMEX/NASDAQ                Electronic Components
   Year          Checkpoint Systems, Inc.            Stock Market Index               and Accessories Index
-------------------------------------------------------------------------------------------------------------------
   1993                   100.0                            100.0                             100.0
-------------------------------------------------------------------------------------------------------------------
   1994                   173.3                             99.9                             111.8
-------------------------------------------------------------------------------------------------------------------
   1995                   332.2                            136.5                             175.8
-------------------------------------------------------------------------------------------------------------------
   1996                   428.9                            167.5                             272.1
-------------------------------------------------------------------------------------------------------------------
   1997                   286.7                            209.1                             287.6
-------------------------------------------------------------------------------------------------------------------
   1998                   207.8                            263.9                            439.78
-------------------------------------------------------------------------------------------------------------------

             SUBMISSION OF PROPOSALS FOR THE 2000 ANNUAL MEETING

Shareholders of the Company are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the SEC and the Company's By-Laws. Should a shareholder wish to have a proposal considered for inclusion in the proxy statement for the Company's 2000 Annual Meeting, the proposal must be received at the Company's offices no later than December 7, 1999.

In connection with the Company's 2000 Annual Meeting, if the shareholders' notice is not received by the Company on or before February 19, 2000, the Company (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

All shareholder proposals and notices should be directed to the Secretary of the Company at 101 Wolf Drive, Thorofare, New Jersey 08086.


                             COST OF SOLICITATION

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to shareholders. The Company is not using an outside proxy solicitation firm this year, but employees of the Company or its subsidiaries may solicit proxies through mail, telephone or other means. Employees do not receive additional compensation for soliciting proxies.


                            ANNUAL REPORT ON FORM 10-K

The Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K as filed with the SEC, on written request. Written requests should be directed to the Secretary of the Company at 101 Wolf Drive, Thorofare, New Jersey 08086.


                                              By Order of the Board of Directors




                                              Neil D. Austin
                                              Vice President, General Counsel
                                              and Corporate Secretary

Beginning April 1, 1999, Checkpoint Systems' Shareholder Direct Service will provide timely information about corporate financial results and other matters of interest to shareholders. Through this service, you can hear recorded summaries of major news developments at Checkpoint Systems, including quarterly earnings releases, and request copies of our financial documents by fax or mail.

This service is available 24 hours a day, seven days a week. We hope you will use the service to stay informed about important developments at Checkpoint Systems. The toll free number is: 877-CKP-NEWS or 877-257-6397.

Please also visit our new enhanced Financials section of our corporate web site at: www.checkpointsystems.com. This site will include updated stock quotes and charts, historical closing price information, archived SEC filings, and the ability to receive our news and earnings releases automatically via e-mail.

                       DIRECTIONS TO THE DOUBLETREE HOTEL
                            Broad and Locust Streets
                           Philadelphia, Pennsylvania


                                   [GRAPHIC]



From the Philadelphia International Airport - Take I-95 North to Broad Street. Turn left and go about 3 miles. The hotel is on the right.
Transportation: Airport Shuttle

From Baltimore, Washington and points South of I-95 North - Take I-95 North past the Philadelphia Intl. Airport following the signs to the Broad Street exit. Take Broad Street North and follow Broad Street for about 3 miles. The hotel is on the corner of Broad and Locust.

New York, New Jersey and points East (via I-95 S) - Take I-95 South to Vine Street Expressway West (I-676). Exit at Broad Street. Left on 15th Street. Follow 15th St. to Locust St. (approx. 7 blocks) and go left onto Locust. The hotel is on the right at the corner of Broad and Locust.

Harrisburg, Hershey and points West - Take Pennsylvania Turnpike East to exit 24 (Valley Forge). Get onto 76 E following signs to Central Philadelphia. Take Vine St. (I-676) to Broad St. exit and make a right onto 15th St. Follow 15th St. to Locust and make a left onto Locust. Go 1 block to Broad St. and the hotel is on the corner.

                                   APPENDIX B

                            CHECKPOINT SYSTEMS, INC.
                  ANNUAL MEETING OF SHAREHOLDERS - MAY 5, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of CHECKPOINT SYSTEMS, INC. (the "Company"), revoking all previous proxies, hereby appoints Neil D. Austin and Jeffrey A. Reinhold, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Comany, to be held on Wednesday, May 5, 1999, at 10:00 a.m., at the DoubleTree Hotel, Broad and Locust Streets, Philadelphia, Pennsylvania, and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote.

                  (Continued and to be Signed on Reverse Side)

    PLEASE MARK YOU
[X] VOTES AS IN THIS
    EXAMPLE


                  FOR all of the
                  nominees for           WITHHOLD
                  Class II               AUTHORITY
                  Director listed,       To vote for
1.  ELECTION      except as              all nominees      NOMINEES:  David W. Clark, Jr.
    OF            marked to the                                       Elisa Margaona
    CLASS II      contrary below)
    DIRECTORS


For, except vote withheld from the following nominees:

----------------------------------------

2.   To vote on such other business as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR THE CLASS II DIRECTORS.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF CHECKPOINT SYSTEMS, INC.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)....................................DATE............................


SIGNATURE(S)....................................DATE............................

NOTE: Please sign this Proxy exactly as name(s) appear in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the shareholder is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is held in the name of two or more persons, all such persons should sign.


                                       27